Exhibit 99.1

CoBiz Financial Announces Third Quarter 2011 Results

Reports net income of $4.4 million

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.4 billion in assets, announced net income of $4.4 million for the third quarter of 2011, as compared to a net loss of $1.9 million for the third quarter of 2010.  Net income available to common shareholders was $0.05 per diluted common share versus a net loss of $0.08 per diluted common share in the prior-year quarter.

For the first nine months of 2011, the Company reported net income of $11.5 million, or $0.19 per diluted common share, versus a net loss of $10.4 million, or $0.36 loss per diluted common share, for the nine months ended September 30, 2010.

Financial Highlights — Third Quarter 2011

•             Net income of $4.4 million was a significant improvement over our operating results for the third quarter of 2010, and an increase of 15.7% over the second quarter of 2011 (linked-quarter basis).

•             For the third quarter of 2011, diluted earnings per share were $0.05, which included a charge of $1.8 million, or $0.05 per diluted share, related to the full redemption of $64.5 million preferred stock issued to the U.S. Department of the Treasury under the TARP Capital Purchase Program.  Excluding the one-time charge (reported as an adjustment to preferred stock dividends), the Company’s diluted earnings per share was $0.10 as compared to $0.08 in the prior linked quarter and a net loss of $0.08 in the prior year quarter. (See accompanying reconciliation of non-GAAP measures to GAAP).

•             Receipt of $57.4 million from participation in the U.S. Department of Treasury’s Small Business Lending Fund (SBLF).

•             Driving the improvement in core operating results was continued improvement in credit quality.

Financial Summary

	Quarter ended			3Q11 change vs.
(in thousands, except per share amounts)	3Q11	2Q11	3Q10	2Q11		3Q10
Net interest income before provision	$23,974	$24,331	$23,887	$(357)	(1.5)%	$87	0.4%
Provision for loan losses	—	1,982	7,344	(1,982)	(100.0)%	(7,344)	(100.0)%
Net interest income after provision	23,974	22,349	16,543	1,625	7.3%	7,431	44.9%
Total noninterest income	6,051	8,790	8,013	(2,739)	(31.2)%	(1,962)	(24.5)%
Total noninterest expense	23,230	25,253	26,219	(2,023)	(8.0)%	(2,989)	(11.4)%
Net income (loss) before income taxes	6,795	5,886	(1,663)	909	15.4%	8,458	(508.6)%
Provision for income taxes	2,352	2,047	234	305	14.9%	2,118	905.1%
Net income (loss)	4,443	3,839	(1,897)	604	15.7%	6,340	(334.2)%
Preferred stock dividends	(2,535)	(949)	(942)	(1,586)	167.1%	(1,593)	169.1%
Net income (loss) available to common shareholders	$1,908	$2,890	$(2,839)	$(982)	(34.0)%	$4,747	(167.2)%

Earnings (loss) per common share
Diluted	$0.05	$0.08	$(0.08)

KEY RATIOS
Net interest margin	4.32%	4.40%	4.33%
Efficiency ratio	74.52%	73.40%	78.12%
Return on average assets	0.74%	0.64%	(0.31)%
Return on average shareholders’ equity	8.50%	7.37%	(3.45)%
Noninterest income as a percentage of operating revenues	20.15%	26.54%	25.12%

“We were very gratified with the improvement in our core operating results, driven by the continued improvement in our credit outlook,” said Chairman and CEO Steve Bangert. “I believe it is a testament of the strength of our franchise that CoBiz was one of a select few banks to be accepted in the Small Business Lending Fund, a program directly aligned with our core operating model.

“The Company continues to maintain a very focused and consistent marketing effort, which has allowed us to grow our loan portfolio over the last couple of quarters. We anticipate new loan activity to accelerate over the next few quarters. While fee income was relatively light in the quarter, our fourth quarter is expected to be much stronger. I am also pleased with how we have managed our expenses. As a result, we were able to report core operating earnings of $0.10 per diluted share.”  (Please see accompanying reconciliation of non-GAAP measures to GAAP).

Loans

•                  Loans at September 30, 2011 were $1.7 billion, an increase of $2.8 million, and $17.2 million from the linked- and prior-year quarters, respectively.

•                  Portfolio composition improved as concentrations in Land Acquisition and Development (A&D) and Construction have decreased. The Commercial and Industrial (C&I) portfolio totaled $587.3 million, or 35.4% of total Loans at September 30, 2011. Commercial real estate accounted for 47.2% of total Loans, with owner-occupied properties tied to the Company’s C&I portfolio, representing 54.3% of this category. Overall, 61.0% of total Loans relate to the Company’s C&I book.

				3Q11 change vs.
(in thousands)	3Q11	2Q11	3Q10	2Q11		3Q10
LOANS
Commercial & industrial	$587,345	$592,390	$569,607	$(5,045)	(0.85)%	$17,738	3.11%
Real estate - mortgage	782,771	772,652	798,435	10,119	1.31%	(15,664)	(1.96)%
Land acquisition & development	67,944	72,104	92,267	(4,160)	(5.77)%	(24,323)	(26.36)%
Real estate - construction	68,442	76,605	85,763	(8,163)	(10.66)%	(17,321)	(20.20)%
Consumer	112,709	104,887	75,233	7,822	7.46%	37,476	49.81%
Other	40,588	38,312	17,913	2,276	5.94%	22,675	126.58%
Loans held for investment	1,659,799	1,656,950	1,639,218	2,849	0.17%	20,581	1.26%
Loans held for sale	—	—	3,405	—	—	(3,405)	(100.00)%
Total loans	$1,659,799	$1,656,950	$1,642,623	$2,849	0.17%	$17,176	1.05%

•                  New credit of $107.9 million was added during the quarter and advances on existing lines totaled $58.4 million. New and advanced loans were offset by paydowns and maturities of $160.0 million during the third quarter.  In addition, the Company charged-off, excluding recoveries, $3.4 million during the current quarter.

(in thousands)	3Q11	2Q11	1Q11	4Q10	3Q10
Loans - beginning balance	$1,656,950	$1,636,164	$1,643,727	$1,642,623	$1,688,028
New credit extended	107,904	94,037	72,396	77,089	67,371
Credit advanced	58,371	54,610	62,227	65,343	86,272
Paydowns & maturities	(159,991)	(124,856)	(135,892)	(136,191)	(187,930)
Gross loan charge-offs	(3,435)	(3,005)	(6,294)	(5,137)	(11,118)
Loans - ending balance	$1,659,799	$1,656,950	$1,636,164	$1,643,727	$1,642,623

Net change - loans outstanding	$2,849	$20,786	$(7,563)	$1,104	$(45,405)
Net change, excluding charge-offs	6,284	23,791	(1,269)	6,241	(34,287)

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $612.8 million at September 30, 2011, a $16.4 million decrease from June 30, 2011.

•                  The unrealized gain on the investment portfolio decreased $4.4 million from June 30, 2011, to $11.0 million at September 30, 2011.  The unrealized gain decreased $5.9 million from September 30, 2010.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances ended the period at $2.0 billion, a decrease of $45.2 million on a linked-quarter basis and a decrease of $54.6 million from the prior-year quarter.

•                  Noninterest-bearing demand accounts were 37.6% of total deposits at September 30, 2011.

•                  As a result of the Company’s favorable funding mix, the average cost of total deposits for the third quarter of 2011 decreased to 40 basis points, compared to 45 basis points in the second quarter of 2011.

				3Q11 change vs.
(in thousands)	3Q11	2Q11	3Q10	2Q11		3Q10
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$718,689	$713,701	$693,063	$4,988	0.7%	$25,626	3.7%
Savings	10,251	10,221	9,160	30	0.3%	1,091	11.9%
Eurodollar	104,971	94,047	116,681	10,924	11.6%	(11,710)	(10.0)%
Certificates of deposits under $100,000	36,126	37,282	44,209	(1,156)	(3.1)%	(8,083)	(18.3)%
Certificates of deposits $100,000 and over	208,965	227,968	261,632	(19,003)	(8.3)%	(52,667)	(20.1)%
Reciprocal CDARS	93,909	92,817	155,188	1,092	1.2%	(61,279)	(39.5)%
Brokered deposits	—	—	100	—	—	(100)	(100.0)%
Total interest-bearing deposits	1,172,911	1,176,036	1,280,033	(3,125)	(0.3)%	(107,122)	(8.4)%
Noninterest-bearing demand deposits	707,606	736,692	621,420	(29,086)	(3.9)%	86,186	13.9%
Customer repurchase agreements	131,877	144,843	165,559	(12,966)	(9.0)%	(33,682)	(20.3)%
Total deposits and customer repurchase agreements	$2,012,394	$2,057,571	$2,067,012	$(45,177)	(2.2)%	$(54,618)	(2.6)%

Allowance for Loan and Credit Losses and Credit Quality

•                  Overall, credit quality measures continue to improve.  As a result, the Company did not record a provision for loan or credit losses in the current period.

•                  NPAs were $62.4 million at September 30, 2011, a decrease of $2.8 million on a linked-quarter basis and a decrease of $30.6 million from the prior-year period.

•                  At September 30, 2011, NPAs to total assets decreased to 2.58% from 2.83% at year-end and 3.84% a year earlier.

•                  Net charge-offs to average loans (annualized) were 0.53% in the current period, as compared to 0.50% in the linked-quarter and 2.37% in the prior year quarter.

(in thousands)	3Q11	2Q11	3Q10
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$61,920	$61,995	$67,961
Provision for loan losses	—	1,982	7,344
Net charge-offs	(2,225)	(2,057)	(9,980)
Ending allowance for loan losses	$59,695	$61,920	$65,325

Beginning allowance for credit losses	$61	$61	$155
Provision for credit losses	—	—	—
Ending allowance for credit losses	$61	$61	$155

Total provision for loan and credit losses	$—	$1,982	$7,344

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$41,365	$41,000	$60,222
Loans 90 days or more past due and accruing interest	—	360	3,761
Total nonperforming loans	41,365	41,360	63,983
OREO and repossessed assets	20,986	23,748	28,919
Total nonperforming assets	$62,351	$65,108	$92,902

Performing renegotiated loans	$659	$—	$6,655

ASSET QUALITY MEASURES
Nonperforming assets to total assets	2.58%	2.69%	3.84%
Nonperforming loans to total loans	2.49%	2.50%	3.90%
Nonperforming loans and OREO to total loans and OREO	3.71%	3.87%	5.56%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	3.60%	3.74%	3.99%
Allowance for loan and credit losses to nonperforming loans	144.46%	149.86%	102.34%

•                  Approximately 52% of nonperforming loans are within the Colorado portfolio and 48% are in Arizona.

•                  Of the $21.0 million of other real estate owned (OREO) and repossessed assets, $10.3 million, or 49%, is located in Colorado and $10.6 million, or 51%, is located in Arizona.

•                  The largest OREO property is in Colorado and was recently appraised in the second quarter of 2011 with a value of $6.3 million.  The average OREO carrying value in Arizona is $0.3 million while in Colorado the average OREO carrying value (excluding the largest property) is $0.6 million.

Shareholders’ Equity

•                  Total shareholders’ equity decreased by $9.8 million on a linked-quarter basis.  The decrease was primarily caused by the $7.1 million difference between the TARP redemption of $64.5 million and the SBLF issuance of $57.4 million.

•                  In addition, the low interest rate environment reduced the net gain on investment securities and derivatives recorded in equity as Other Comprehensive Income (OCI).  OCI decreased by $6.5 million to $1.6 million on a linked-quarter basis.

•                  The Board of Directors of the Company declared a $0.01 cash dividend on our common stock to be paid on November 7, 2011, to shareholders of record on October 31, 2011.

	3Q11	2Q11	3Q10
EQUITY MEASURES
Common shareholders’ equity (in thousands)	$141,982	$146,440	$153,263
Total shareholders’ equity (in thousands)	199,341	209,137	215,539

Common shares outstanding at period end (in thousands)	37,067	37,042	36,842

Book value per common share	$3.83	$3.95	$4.16
Tangible book value per common share *	3.73	3.85	4.04

Tangible common equity to tangible assets *	5.74%	5.91%	6.17%
Tangible equity to tangible assets *	8.12%	8.51%	8.75%
Tier 1 capital ratio	**	13.45%	13.18%
Total risk based capital ratio	**	15.97%	15.59%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the third quarter of 2011 decreased $0.3 million on a tax equivalent basis from the prior linked quarter, to $24.3 million.

•                  The third quarter 2011 net interest margin (NIM) of 4.32% was relatively level with the third quarter of 2010 NIM of 4.33%, but fell eight basis points from the prior linked-quarter NIM of 4.40%.

•                  Average earning assets of $2.23 billion decreased $13.5 million during the third quarter of 2011 compared to the prior linked quarter.

•                  In the third quarter of 2011 the average net loan portfolio increased $7.6 million, while the average investment portfolio decreased $11.1 million on a linked-quarter basis.

•                  The yield on average earning assets in the third quarter of 2011 decreased 11 basis points to 4.77%, compared to 4.88% in the second quarter of 2011.

•                  The rate paid on average interest-bearing liabilities decreased six basis points on a linked-quarter basis to 0.99%.  The Company continues to see a reduction in higher interest-bearing average CD balances, while maintaining a significant noninterest-bearing demand balance.

•                  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.40% in the third quarter of 2011 compared to 0.45% and 0.59% in the respective linked- and prior-year-periods.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income decreased to 20.2% for the third quarter of 2011 from 26.5% for the second quarter of 2011. Noninterest income as a percentage of total operating revenue was 25.1% for the third quarter of 2010.

•                  The linked-quarter decline in noninterest income for the third quarter of 2011 is primarily attributable to reductions in earnings on equity method investments and customer swap income, as well as decreases in fee-based revenues (Investment Banking, Insurance and Wealth Management).

	Quarter ended			3Q11 change vs.
(in thousands)	3Q11	2Q11	3Q10	2Q11		3Q10
NONINTEREST INCOME
Deposit service charges	$1,274	$1,224	$1,252	$50	4.1%	$22	1.8%
Investment advisory and trust income	1,291	1,543	1,298	(252)	(16.3)%	(7)	(0.5)%
Insurance income	2,952	3,288	3,173	(336)	(10.2)%	(221)	(7.0)%
Investment banking income	205	857	794	(652)	(76.1)%	(589)	(74.2)%
Other income	329	1,878	1,496	(1,549)	(82.5)%	(1,167)	(78.0)%
Total noninterest income	$6,051	$8,790	$8,013	$(2,739)	(31.2)%	$(1,962)	(24.5)%

Operating Expenses

•                  The Company’s efficiency ratio for the third quarter of 2011 was 74.5%, compared to 73.4% for the second quarter of 2011 and 78.1% for the third quarter of 2010.

•                  Salaries and employee benefits decreased $1.7 million in the third quarter of 2011 on a linked-quarter basis.  The decrease was primarily due to lower than expected medical claims for the Company’s self-insured plan, lower bonus and commission-based expense due to the decrease in noninterest income and a seasonal decrease in vacation expense.

•                  Other operating expenses decreased $0.3 million on a linked-quarter basis due to a decrease in FDIC assessments, partially offset by an increase in loan- and OREO-related costs.

	Quarter ended			3Q11 change vs.
(in thousands)	3Q11	2Q11	3Q10	2Q11		3Q10
NONINTEREST EXPENSE
Salaries and employee benefits	$14,212	$15,953	$14,580	$(1,741)	(10.9)%	$(368)	(2.5)%
Stock-based compensation expense	372	341	324	31	9.1%	48	14.8%
Occupancy expenses, premises and equipment	3,358	3,322	3,459	36	1.1%	(101)	(2.9)%
Amortization of intangibles	160	159	161	1	0.6%	(1)	(0.6)%
Other operating expenses	4,272	4,535	6,398	(263)	(5.8)%	(2,126)	(33.2)%
Net loss on securities, other assets and OREO	856	943	1,297	(87)	(9.2)%	(441)	(34.0)%
Total noninterest expense	$23,230	$25,253	$26,219	$(2,023)	(8.0)%	$(2,989)	(11.4)%

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, October 21, 2011, at 10:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at

http://www.videonewswire.com/event.asp?id=82745

or by telephone at 877.493.9121, (conference ID # 16407686). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.4 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

•                  If we were to conclude that an additional valuation allowance is necessary for our net deferred tax asset, such conclusion could result in a non-cash valuation charge which would adversely affect our results of operations.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010
INCOME STATEMENT DATA
Interest income	$27,612	$28,550	$83,980	$87,727
Interest expense	3,638	4,663	11,431	14,914
NET INTEREST INCOME BEFORE PROVISION	23,974	23,887	72,549	72,813
Provision for loan losses	—	7,344	3,622	31,608
NET INTEREST INCOME AFTER PROVISION	23,974	16,543	68,927	41,205
Noninterest income	6,051	8,013	22,873	24,651
Noninterest expense	23,230	26,219	73,934	81,943
INCOME (LOSS) BEFORE INCOME TAXES	6,795	(1,663)	17,866	(16,087)
Provision (benefit) for income taxes	2,352	234	6,358	(5,923)
NET INCOME (LOSS) BEFORE NONCONTROLLING INTEREST	4,443	(1,897)	11,508	(10,164)
Net loss attributable to noncontrolling interest	—	—	—	(199)
NET INCOME (LOSS)	$4,443	$(1,897)	$11,508	$(10,363)

Preferred stock dividends	(2,535)	(942)	(4,430)	(2,820)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,908	$(2,839)	$7,078	$(13,183)

EARNINGS (LOSS) PER COMMON SHARE
BASIC	$0.05	$(0.08)	$0.19	$(0.36)
DILUTED	$0.05	$(0.08)	$0.19	$(0.36)
WEIGHTED AVERAGE SHARES OUTSTANDING (in thousands)
BASIC	36,747	36,562	36,669	36,522
DILUTED	36,850	36,562	36,824	36,522

EQUITY MEASURES
Common shares outstanding at period end (in thousands)			37,067	36,842
Book value per common share			$3.83	$4.16
Tangible book value per common share *			$3.73	$4.04
Tangible common equity to tangible assets *			5.74%	6.17%
Tangible equity to tangible assets *			8.12%	8.75%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,416,052	$2,419,245
Loans	1,659,799	1,639,218
Loans held for sale	—	3,405
Intangible assets	3,558	4,279
Deposits	1,880,517	1,901,453
Subordinated debentures	93,150	93,150
Common shareholders’ equity	141,982	153,263
Total shareholders’ equity	199,341	215,539
Interest-earning assets	2,241,026	2,210,856
Interest-bearing liabilities	1,472,311	1,538,742

BALANCE SHEET AVERAGES
Average assets	$2,400,618	$2,429,361
Average loans	1,650,171	1,717,693
Average deposits	1,905,261	1,936,287
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	207,248	224,750
Average interest-earning assets	2,240,897	2,218,568
Average interest-bearing liabilities	1,453,950	1,619,079

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2011	2010	2011	2010
PROFITABILITY MEASURES
Net interest margin	4.32%	4.33%	4.38%	4.41%
Efficiency ratio	74.52%	78.12%	74.17%	77.29%
Return on average assets	0.74%	(0.31)%	0.64%	(0.57)%
Return on average shareholders’ equity	8.50%	(3.45)%	7.42%	(6.16)%
Noninterest income as a percentage of operating revenues	20.15%	25.12%	23.97%	25.29%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans			$41,365	$60,222
Loans 90 days or more past due and accruing interest			—	3,761
Total nonperforming loans			41,365	63,983
OREO & repossessed assets			20,986	28,919
Total nonperforming assets			$62,351	$92,902

Performing renegotiated loans			$659	$6,655

Charge-offs			$(12,734)	$(45,490)
Recoveries			2,915	4,091
Net charge-offs			$(9,819)	$(41,399)

ASSET QUALITY MEASURES
Nonperforming assets to total assets			2.58%	3.84%
Nonperforming loans to total loans			2.49%	3.90%
Nonperforming loans and OREO to total loans and OREO			3.71%	5.56%
Allowance for loan and credit losses to total loans (excluding loans held for sale)			3.60%	3.99%
Allowance for loan and credit losses to nonperforming loans			144.46%	102.34%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$3,470	$2,136	$5,606	$587,345	0.95%
Real estate - mortgage	7,263	11,228	18,491	782,771	2.36%
Land acquisition & development	2,981	3,124	6,105	67,944	8.99%
Real estate - construction	7,184	1,013	8,197	68,442	11.98%
Consumer	771	2,195	2,966	112,709	2.63%
Other loans	—	—	—	40,588	0.00%
Other real estate owned & repossessed assets	10,342	10,644	20,986	20,986	—
NPAs	$32,011	$30,340	$62,351	$1,680,785	3.71%

Total loans	$1,124,777	$535,022	$1,659,799
Total loans and OREO	1,135,119	545,666	1,680,785
Nonperforming loans to loans	1.93%	3.68%	2.49%
Nonperforming loans and OREO to total loans and OREO	2.82%	5.56%	3.71%

CoBiz Financial Inc.

September 30, 2011

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended September 30, 2011	$25,642	$1	$(2)	$—	$(1,667)	$23,974
Quarter ended June 30, 2011	25,577	2	(11)	(1)	(1,236)	24,331
Annualized quarterly growth	1.0%	(198.4)%	324.6%	396.7%	(138.3)%	(5.8)%

Quarter ended September 30, 2010	$25,039	$2	$(1)	$(2)	$(1,151)	$23,887
Annual growth	2.4%	(50.0)%	(100.0)%	100.0%	(44.8)%	.4%

Noninterest income
Quarter ended September 30, 2011	$1,653	$205	$2,154	$2,089	$(50)	$6,051
Quarter ended June 30, 2011	3,065	857	2,381	2,450	37	8,790
Annualized quarterly growth	(182.8)%	(301.8)%	(37.8)%	(58.5)%	(932.9)%	(123.6)%

Quarter ended September 30, 2010	$2,780	$794	$2,443	$2,028	$(32)	$8,013
Annual growth	(40.5)%	(74.2)%	(11.8)%	3.0%	(56.3)%	(24.5)%

Net income
Quarter ended September 30, 2011	$8,106	$(456)	$(199)	$(178)	$(2,830)	$4,443
Quarter ended June 30, 2011	7,910	(105)	(161)	(3)	(3,802)	3,839
Annualized quarterly growth	9.8%	nm	(93.6)%	nm	101.4%	62.4%

Quarter ended September 30, 2010	$2,727	$(216)	$(352)	$(141)	$(3,915)	$(1,897)
Annual growth	197.2%	(111.1)%	43.5%	(26.2)%	27.7%	334.2%

Earnings per share (diluted)
Quarter ended September 30, 2011	$0.22	$(0.01)	$(0.01)	$—	$(0.15)	$0.05
Quarter ended June 30, 2011	0.21	—	—	—	(0.13)	0.08
Annualized quarterly growth	18.9%	—	—	—	(61.0)%	(148.8)%

Quarter ended September 30, 2010	$0.08	$(0.01)	$(0.01)	$—	$(0.14)	$(0.08)
Annual growth	175.0%	—	—	—	(7.1)%	162.5%

Total loans
At September 30, 2011						$1,659,799
At June 30, 2011						1,656,950
Annualized quarterly growth						.7%

At September 30, 2010						$1,642,623
Annual growth						1.0%

Total deposits and customer repurchase agreements
At September 30, 2011						$2,012,394
At June 30, 2011						2,057,571
Annualized quarterly growth						(8.7)%

At September 30, 2010						$2,067,012
Annual growth						(2.6)%

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2011	2011	2011	2010	2010

COMMERCIAL BANKING
Income Statement
Total interest income	$27,797	$27,964	$27,945	$27,977	$28,254
Total interest expense	2,155	2,387	2,508	2,764	3,215
Net interest income	25,642	25,577	25,437	25,213	25,039
Provision for loan losses	(2,068)	584	1,327	4,677	5,860
Net interest income (loss) after provision	27,710	24,993	24,110	20,536	19,179
Noninterest income	1,653	3,065	2,459	2,920	2,780
Noninterest expense	7,403	7,526	8,098	9,560	6,902
Income (loss) before income taxes	21,960	20,532	18,471	13,896	15,057
Provision (benefit) for income taxes	8,149	7,409	6,952	9,338	5,674
Net income (loss) before management fees and overhead allocations	$13,811	$13,123	$11,519	$4,558	$9,383
Management fees and overhead allocations, net of tax	5,705	5,213	6,145	5,314	6,656
Net income (loss)	$8,106	$7,910	$5,374	$(756)	$2,727

INVESTMENT BANKING
Income Statement
Total interest income	$1	$2	$3	$3	$2
Total interest expense	—	—	—	—	—
Net interest income	1	2	3	3	2
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	1	2	3	3	2
Noninterest income	205	857	744	2,766	794
Noninterest expense	868	980	893	2,294	1,085
Income (loss) before income taxes	(662)	(121)	(146)	475	(289)
Provision (benefit) for income taxes	(253)	(52)	(58)	191	(113)
Net income (loss) before management fees and overhead allocations	$(409)	$(69)	$(88)	$284	$(176)
Management fees and overhead allocations, net of tax	47	36	35	41	40
Net income (loss)	$(456)	$(105)	$(123)	$243	$(216)

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$1	$1	$1	$1
Total interest expense	2	12	14	11	2
Net interest income	(2)	(11)	(13)	(10)	(1)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(2)	(11)	(13)	(10)	(1)
Noninterest income	2,154	2,381	2,280	2,458	2,443
Noninterest expense	2,191	2,388	2,388	2,654	2,748
Income (loss) before income taxes	(39)	(18)	(121)	(206)	(306)
Provision (benefit) for income taxes	(4)	(14)	(54)	98	(122)
Net income (loss) before management fees and overhead allocations	$(35)	$(4)	$(67)	$(304)	$(184)
Management fees and overhead allocations, net of tax	164	157	151	176	168
Net income (loss)	$(199)	$(161)	$(218)	$(480)	$(352)

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2011	2011	2011	2010	2010

INSURANCE
Income Statement
Total interest income	$1	$—	$—	$1	$1
Total interest expense	1	1	2	2	3
Net interest income	—	(1)	(2)	(1)	(2)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	—	(1)	(2)	(1)	(2)
Noninterest income	2,089	2,450	2,539	1,996	2,028
Noninterest expense	2,181	2,307	2,361	2,333	2,118
Income (loss) before income taxes	(92)	142	176	(338)	(92)
Provision (benefit) for income taxes	(29)	58	71	145	(34)
Net income (loss) before management fees and overhead allocations	$(63)	$84	$105	$(483)	$(58)
Management fees and overhead allocations, net of tax	115	87	86	87	83
Net income (loss)	$(178)	$(3)	$19	$(570)	$(141)

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$(187)	$210	$242	$270	$292
Total interest expense	1,480	1,446	1,423	1,457	1,443
Net interest income	(1,667)	(1,236)	(1,181)	(1,187)	(1,151)
Provision for loan losses	2,068	1,398	313	(1,158)	1,484
Net interest income (loss) after provision	(3,735)	(2,634)	(1,494)	(29)	(2,635)
Noninterest income	(50)	37	10	217	(32)
Noninterest expense	10,587	12,052	11,711	10,328	13,366
Income (loss) before income taxes	(14,372)	(14,649)	(13,195)	(10,140)	(16,033)
Provision (benefit) for income taxes	(5,511)	(5,354)	(4,952)	6,179	(5,171)
Net income (loss) before management fees and overhead allocations	$(8,861)	$(9,295)	$(8,243)	$(16,319)	$(10,862)
Management fees and overhead allocations, net of tax	(6,031)	(5,493)	(6,417)	(5,618)	(6,947)
Net income (loss)	$(2,830)	$(3,802)	$(1,826)	$(10,701)	$(3,915)
Net (income) loss attributable to noncontrolling interest	—	—	—	(10)	—
Net income (loss) after noncontrolling interest	$(2,830)	$(3,802)	$(1,826)	$(10,711)	$(3,915)

CONSOLIDATED
Income Statement
Total interest income	$27,612	$28,177	$28,191	$28,252	$28,550
Total interest expense	3,638	3,846	3,947	4,234	4,663
Net interest income	23,974	24,331	24,244	24,018	23,887
Provision for loan losses	—	1,982	1,640	3,519	7,344
Net interest income (loss) after provision	23,974	22,349	22,604	20,499	16,543
Noninterest income	6,051	8,790	8,032	10,357	8,013
Noninterest expense	23,230	25,253	25,451	27,169	26,219
Income (loss) before income taxes	6,795	5,886	5,185	3,687	(1,663)
Provision (benefit) for income taxes	2,352	2,047	1,959	15,951	234
Net income (loss) before management fees and overhead allocations	$4,443	$3,839	$3,226	$(12,264)	$(1,897)
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income (loss)	$4,443	$3,839	$3,226	$(12,264)	$(1,897)
Net (income) loss attributable to noncontrolling interest	—	—	—	(10)	—
Net income (loss) after noncontrolling interest	$4,443	$3,839	$3,226	$(12,274)	$(1,897)

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands, except per share amounts)	2011	2011	2011	2010	2010
Interest income	$27,612	$28,177	$28,191	$28,252	$28,550
Interest expense	3,638	3,846	3,947	4,234	4,663
Net interest income before provision	23,974	24,331	24,244	24,018	23,887
Provision for loan losses	—	1,982	1,640	3,519	7,344
Net interest income after provision	23,974	22,349	22,604	20,499	16,543
Noninterest income:
Deposit service charges	$1,274	$1,224	$1,239	$1,178	$1,252
Investment advisory and trust income	1,291	1,543	1,426	1,315	1,298
Insurance income	2,952	3,288	3,393	3,139	3,173
Investment banking income	205	857	744	2,766	794
Other income	329	1,878	1,230	1,959	1,496
Total noninterest income	6,051	8,790	8,032	10,357	8,013
Noninterest expense:
Salaries and employee benefits	$14,212	$15,953	$14,723	$15,937	$14,580
Stock-based compensation expense	372	341	424	411	324
Occupancy expenses, premises and equipment	3,358	3,322	3,354	3,289	3,459
Amortization of intangibles	160	159	160	160	161
Other operating expenses	4,272	4,535	5,428	5,712	6,398
Net loss on securities, other assets and OREO	856	943	1,362	1,660	1,297
Total noninterest expense	23,230	25,253	25,451	27,169	26,219
Net income (loss) before income taxes	6,795	5,886	5,185	3,687	(1,663)
Provision (benefit) for income taxes	2,352	2,047	1,959	15,951	234
Net income (loss)	4,443	3,839	3,226	(12,264)	(1,897)
Net (income) loss attributable to noncontrolling interest	—	—	—	(10)	—
Net income (loss) after noncontrolling interest	$4,443	$3,839	$3,226	$(12,274)	$(1,897)

Preferred stock dividends	(2,535)	(949)	(946)	(944)	(942)
Net income (loss) available to common shareholders	$1,908	$2,890	$2,280	$(13,218)	$(2,839)

Earnings (loss) per common share
Basic	$0.05	$0.08	$0.06	$(0.36)	$(0.08)
Diluted	$0.05	$0.08	$0.06	$(0.36)	$(0.08)

Weighted average shares outstanding (in thousands)
Basic	36,747	36,640	36,619	36,591	36,562
Diluted	36,850	36,829	36,790	36,591	36,562

PROFITABILITY MEASURES
Net interest margin	4.32%	4.40%	4.41%	4.26%	4.33%
Efficiency ratio	74.52%	73.40%	74.63%	74.23%	78.12%
Return on average assets	0.74%	0.64%	0.54%	(2.01)%	(0.31)%
Return on average shareholders’ equity	8.50%	7.37%	6.38%	(22.75)%	(3.45)%
Noninterest income as a percentage of operating revenues	20.15%	26.54%	24.89%	30.13%	25.12%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	37,067	37,042	37,044	36,877	36,842
Book value per common share	$3.83	$3.95	$3.86	$3.78	$4.16
Tangible book value per common share *	$3.73	$3.85	$3.76	$3.67	$4.04

Tangible common equity to tangible assets *	5.74%	5.91%	5.78%	5.65%	6.17%
Tangible equity to tangible assets *	8.12%	8.51%	8.37%	8.27%	8.75%
Tier 1 capital ratio	**	13.45%	12.97%	12.90%	13.18%
Total risk based capital ratio	**	15.97%	15.53%	15.50%	15.59%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	At
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2011	2011	2011	2010	2010
PERIOD END BALANCES
Total assets	$2,416,052	$2,418,235	$2,413,226	$2,395,088	$2,419,245
Loans	1,659,799	1,656,950	1,636,164	1,643,727	1,639,218
Loans held for sale	—	—	—	—	3,405
Intangible assets	3,558	3,718	3,877	4,119	4,279
Deposits	1,880,517	1,912,728	1,933,284	1,889,368	1,901,453
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	141,982	146,440	143,103	139,324	153,263
Total shareholders’ equity	199,341	209,137	205,658	201,738	215,539
Interest-earning assets	2,241,026	2,316,694	2,255,418	2,239,254	2,210,856
Interest-bearing liabilities	1,472,311	1,444,031	1,425,828	1,472,686	1,538,742

LOANS
Commercial	$587,345	$592,390	$562,220	$565,145	$569,607
Real estate - mortgage	782,771	772,651	776,801	783,675	798,435
Land acquisition & development	67,944	72,105	76,120	83,871	92,267
Real estate - construction	68,442	76,605	85,359	86,862	85,763
Consumer	112,709	104,887	99,457	94,607	75,233
Other	40,588	38,312	36,207	29,567	17,913
Gross loans	1,659,799	1,656,950	1,636,164	1,643,727	1,639,218
Less allowance for loan losses	(59,695)	(61,920)	(61,995)	(65,892)	(65,325)
Net loans held for investment	1,600,104	1,595,030	1,574,169	1,577,835	1,573,893
Loans held for sale	—	—	—	—	3,405
Total net loans	$1,600,104	$1,595,030	$1,574,169	$1,577,835	$1,577,298

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$718,689	$713,701	$696,114	$663,572	$693,063
Savings	10,251	10,221	9,590	9,144	9,160
Eurodollar	104,971	94,047	91,042	105,793	116,681
Certificates of deposits under $100,000	36,126	37,282	39,860	41,845	44,209
Certificates of deposits $100,000 and over	208,965	227,968	234,830	229,701	261,632
Reciprocal CDARS	93,909	92,817	103,568	157,679	155,188
Brokered deposits	—	—	—	100	100
Total interest-bearing deposits	1,172,911	1,176,036	1,175,004	1,207,834	1,280,033
Noninterest-bearing demand deposits	707,606	736,692	758,280	681,534	621,420
Customer repurchase agreements	131,877	144,843	157,674	157,690	165,559
Total deposits and customer repurchase agreements	$2,012,394	$2,057,571	$2,090,958	$2,047,058	$2,067,012

BALANCE SHEET AVERAGES
Average assets	$2,385,937	$2,404,666	$2,411,530	$2,447,772	$2,422,415
Average loans	1,656,737	1,648,368	1,645,283	1,621,893	1,671,370
Average deposits	1,880,859	1,910,382	1,925,028	1,945,744	1,922,037
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	207,462	208,886	205,175	216,441	218,141
Average interest-earning assets	2,230,789	2,244,327	2,247,763	2,246,857	2,200,104
Average interest-bearing liabilities	1,447,242	1,454,821	1,459,927	1,530,333	1,565,848

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$61,920	$61,995	$65,892	$65,325	$67,961
Provision for loan losses	—	1,982	1,640	3,519	7,344
Net charge-offs	(2,225)	(2,057)	(5,537)	(2,952)	(9,980)
Ending allowance for loan losses	$59,695	$61,920	$61,995	$65,892	$65,325

Beginning allowance for credit losses	$61	$61	$61	$155	$155
Provision for credit losses	—	—	—	(94)	—
Ending allowance for credit losses	$61	$61	$61	$61	$155

Total provision for loan and credit losses	$—	$1,982	$1,640	$3,425	$7,344

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$41,365	$41,000	$39,231	$42,532	$60,222
Loans 90 days or more past due and accruing interest	—	360	1,238	202	3,761
Total nonperforming loans	41,365	41,360	40,469	42,734	63,983
OREO and repossessed assets	20,986	23,748	23,581	25,095	28,919
Total nonperforming assets	$62,351	$65,108	$64,050	$67,829	$92,902

Performing renegotiated loans	$659	$—	$—	$16,488	$6,655

ASSET QUALITY MEASURES
Nonperforming assets to total assets	2.58%	2.69%	2.65%	2.83%	3.84%
Nonperforming loans to total loans	2.49%	2.50%	2.47%	2.60%	3.90%
Nonperforming loans and OREO to total loans and OREO	3.71%	3.87%	3.86%	4.06%	5.56%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	3.60%	3.74%	3.79%	4.01%	3.99%
Allowance for loan and credit losses to nonperforming loans	144.46%	149.86%	153.34%	154.33%	102.34%

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	Three months ended
	September 30, 2011			June 30, 2011			September 30, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$26,980	$27	0.39%	$36,953	$38	0.41%	$40,923	$45	0.43%
Investment securities	610,128	5,413	3.55%	621,276	5,864	3.78%	556,950	5,289	3.80%
Loans	1,656,737	22,516	5.32%	1,648,368	22,584	5.42%	1,671,370	23,328	5.46%
Allowance for loan losses	(63,056)			(62,270)			(69,139)
Total interest-earning assets	$2,230,789	$27,956	4.77%	$2,244,327	$28,486	4.88%	$2,200,104	$28,662	4.95%

Noninterest-earning assets	155,148			160,339			222,311
Total assets	$2,385,937			$2,404,666			$2,422,415

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$726,054	$1,072	0.59%	$721,222	$1,181	0.66%	$692,659	$1,182	0.68%
Savings	10,473	4	0.15%	9,870	5	0.20%	9,309	7	0.30%
Eurodollar	97,005	180	0.73%	93,224	174	0.74%	118,278	267	0.88%
Certificates of deposit
Brokered under $100,000	—	—	0.00%	—	—	0.00%	387	2	2.05%
Reciprocal	93,158	130	0.55%	97,478	144	0.59%	160,051	370	0.92%
Under $100,000	36,585	79	0.86%	38,794	93	0.96%	45,225	147	1.29%
$100,000 and over	216,096	431	0.79%	232,456	535	0.92%	285,195	890	1.24%
Total interest-bearing deposits	$1,179,371	$1,896	0.64%	$1,193,044	$2,132	0.72%	$1,311,104	$2,865	0.87%
Other borrowings
Securities sold under agreements to repurchase	160,807	216	0.53%	160,832	209	0.51%	158,954	275	0.68%
Other short-term borrowings	13,914	9	0.25%	7,795	4	0.20%	2,640	2	0.30%
Long term-debt	93,150	1,517	6.37%	93,150	1,501	6.37%	93,150	1,521	6.39%
Total interest-bearing liabilities	$1,447,242	$3,638	0.99%	$1,454,821	$3,846	1.05%	$1,565,848	$4,663	1.17%
Noninterest-bearing demand accounts	701,488			717,338			610,933
Total deposits and interest-bearing liabilities	2,148,730			2,172,159			2,176,781
Other noninterest-bearing liabilities	29,745			23,621			27,297
Total liabilities	2,178,475			2,195,780			2,204,078
Total equity	207,462			208,886			218,337
Total liabilities and equity	$2,385,937			$2,404,666			$2,422,415
Net interest income - taxable equivalent		$24,318			$24,640			$23,999
Net interest spread			3.78%			3.83%			3.78%
Net interest margin			4.32%			4.40%			4.33%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.14%			154.27%			140.51%

CoBiz Financial Inc.

September 30, 2011

(unaudited)

	For the nine months ended September 30,
	2011			2010
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$34,350	$102	0.39%	$27,941	$106	0.50%
Investment securities	620,093	17,268	3.71%	545,189	16,696	4.08%
Loans	1,650,171	67,469	5.39%	1,717,693	71,321	5.48%
Allowance for loan losses	(63,717)			(72,255)
Total interest earning-assets	$2,240,897	$84,839	4.85%	$2,218,568	$88,123	5.07%

Noninterest-earning assets	159,721			210,793
Total assets	$2,400,618			$2,429,361

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$708,065	$3,359	0.63%	$710,107	$3,771	0.71%
Savings	9,906	14	0.19%	9,824	24	0.33%
Eurodollar	95,964	536	0.74%	111,251	794	0.94%
Certificates of deposit
Brokered under $100,000	7	—	1.37%	2,322	38	2.19%
Reciprocal	113,202	537	0.63%	171,836	1,315	1.02%
Under $100,000	38,873	279	0.96%	48,230	541	1.50%
$100,000 and over	225,938	1,555	0.92%	318,783	3,376	1.42%
Total interest-bearing deposits	$1,191,955	$6,280	0.70%	$1,372,353	$9,859	0.96%
Other borrowings
Securities sold under agreements to repurchase	159,494	632	0.52%	143,630	862	0.79%
Other short-term borrowings	9,351	18	0.25%	9,946	22	0.29%
Long-term debt	93,150	4,501	6.37%	93,150	4,171	5.90%
Total interest-bearing liabilities	$1,453,950	$11,431	1.04%	$1,619,079	$14,914	1.22%
Noninterest-bearing demand accounts	713,306			563,934
Total deposits and interest-bearing liabilities	2,167,256			2,183,013
Other noninterest-bearing liabilities	26,114			20,885
Total liabilities	2,193,370			2,203,898
Total equity	207,248			225,463
Total liabilities and equity	$2,400,618			$2,429,361
Net interest income - taxable equivalent		$73,408			$73,209
Net interest spread			3.81%			3.85%
Net interest margin			4.38%			4.41%
Ratio of average interest-earning assets to average interest-bearing liabilities	154.12%			137.03%

CoBiz Financial Inc.

September 30, 2011

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity and tangible assets.  These items have been adjusted to exclude Intangible assets and preferred stock.

		At
		September 30,	June 30,	March 31,	December 31,	September 30,
		2011	2011	2011	2010	2010

	Shareholders’ equity as reported - GAAP	$199,341	$209,137	$205,658	$201,738	$215,539
	Intangible assets	(3,558)	(3,718)	(3,877)	(4,119)	(4,279)

A	Tangible equity - Non-GAAP	195,783	205,419	201,781	197,619	211,260
	Preferred stock	(57,359)	(62,697)	(62,555)	(62,414)	(62,276)

B	Tangible common equity - Non-GAAP	$138,424	$142,722	$139,226	$135,205	$148,984

	Total assets as reported - GAAP	$2,416,052	$2,418,235	$2,413,226	$2,395,088	$2,419,245
	Intangible assets	(3,558)	(3,718)	(3,877)	(4,119)	(4,279)

C	Total tangible assets - Non-GAAP	$2,412,494	$2,414,517	$2,409,349	$2,390,969	$2,414,966

D	Common shares outstanding	37,067	37,042	37,044	36,877	36,842

B / C	Tangible common equity to tangible assets - Non-GAAP	5.74%	5.91%	5.78%	5.65%	6.17%
A / C	Tangible equity to tangible assets - Non-GAAP	8.12%	8.51%	8.37%	8.27%	8.75%
B / D	Tangible book value per common share - Non-GAAP	$3.73	$3.85	$3.76	$3.67	$4.04

	Net income available to common shareholders as reported - GAAP	$1,908
	Effect of excluding:
	Accretion of preferred stock discount recorded in the quarter of redemption and original issuance costs	1,753
	Adjusted net income available to common shareholders- Non-GAAP	$3,661

	Earnings per common share - GAAP	$0.05
	Effect of discount accretion and issuance cost exclusion	0.05
	Adjusted earnings per common share - Non-GAAP	$0.10